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FOR IMMEDIATE RELEASE

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Media Contact:                                              Investor Relations Contact:
Deborah Kazenelson                                          Tom Sebastian
(310) 315-1199 x249                                         (310) 449-6505
deborahk@L90.com                                            toms@L90.com
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                        L90, INC. TO ACQUIRE WEBMILLION
           Acquisition to Complement L90's Direct Marketing Offerings

Los Angeles, CA - July 10, 2000 - L90, Inc. (Nasdaq: LNTY) today announced that it has agreed to acquire webMillion, one of the Industry's leading direct marketing promotions companies. Adding to L90's tremendous growth in the first half of 2000, this acquisition is expected to enhance L90's sweepstakes, promotions, and direct marketing business while strengthening the platform on which it develops sophisticated, integrated advertising packages for its clients.

"We are acquiring webMillion because of their well-developed direct marketing capabilities," said John Bohan, CEO, L90, Inc. "Direct marketing is one of the fastest growing parts of our business, and this acquisition directly complements our full-service Internet advertising solution," he stated.

L90 and webMillion have already developed a very successful partnership producing direct marketing programs for advertisers. L90 has been providing ad sales representation and ad serving technology for the webMillion.com web site, one of the top revenue generators on the L90 Network. In June of this year, webMillion.com was ranked #8 in overall page views by PCData Online, and tallied in excess of 340 million impressions in the month.

"We are very excited to be joining the L90 team," said Tony Hauser, president and CEO of webMillion. "L90 is one of the most successful companies in the Internet advertising and direct marketing space, and we look forward to building the webMillion.com brand under its umbrella."

Under the terms of the merger agreement, L90 will issue 2.0 million shares of L90 stock to the webMillion stockholders.
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About L90

L90 is a leading provider of comprehensive online advertising and direct marketing solutions for advertisers and Web publishers. L90 designs, develops and implements sophisticated advertising campaigns that go beyond traditional banner advertising to include sponsorships, co-branded microsites, content integration, sweepstakes, rich media, viral marketing programs, e-mail marketing and other innovative Internet marketing techniques. adMonitor(TM), L90's proprietary ad serving and tracking technology, offers advertisers and Web publishers the ability to selectively target ads to Web users based upon their specific interests and characteristics. adMonitor also enables advertisers to track, measure and manage the effectiveness of their ad campaigns in real time. Headquartered in Los Angeles, L90 has additional offices in New York, San Francisco, Chicago, Detroit and London. L90's advertising clients include Visa, Microsoft, General Motors, Warner Bros., and Procter & Gamble. For more information on L90, visit www.L90.com.
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About webMillion

As the Web's first free, multi-million dollar Internet lottery, webMillion.com is an excellent platform for direct marketing programs. At www.webmillion.com, surfers join for free and play a pick-six game daily to vie for a weekly drawing for $3 million. They can also register to receive a variety of promotional offers. Members can win other cash prizes, gift certificates and additional picks through other games as well.

Statements included within this press release, which are not historical in nature, constitute forward-looking statements attributable to L90 for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Such statements involve risk and uncertainties that could cause actual results to differ materially from those described herein. Careful consideration should be given to cautionary statements made in L90 documents filed with the Securities and Exchange Commission.

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